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Exhibit 5.1

December 20, 2007

SLM Corporation
12061 Bluemont Way
Reston, Virginia 20190

Ladies and Gentlemen:

        I am Senior Vice President and General Counsel of SLM Corporation (the "Corporation") and, as such, I have acted as counsel for the Corporation in the preparation of a prospectus filed with the Securities and Exchange Commission, which prospectus is part of our Registration Statement on Form S-3 (No. 333-            ) (collectively, the "Registration Statement"), in connection with the proposed offer and sale of common stock, par value $.20 per share (the "Common Stock"), of the Corporation. The Common Stock may be offered in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, in the Registration Statement and in any free writing prospectus, as applicable.

        The Common Stock is to be issued under the Certificate of Incorporation. Certain terms of the offer and sale of the Common Stock to be issued by the Corporation from time to time will be approved by the Executive Committee of the Board of Directors of the Corporation or a subcommittee thereof or certain authorized officers of the Corporation as part of the corporate action taken and to be taken (the "Corporate Proceedings") in connection with issuance of the Common Stock.

        I or my designees have examined or am otherwise familiar with the Certificate of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records, and instruments as I have deemed necessary or appropriate of the purposes of this opinion.

        Based on the foregoing, I am of the opinion that upon the authorization of issuance and sale of the Common Stock, the completion of all required Corporate Proceedings, and the issuance and delivery of the Common Stock, the Common Stock will be duly and validly authorized and issued, fully paid, and nonassessable.

        The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Common Stock shall have been received by the Corporation in accordance with applicable law; and (b) that, at the time of the delivery of the Common Stock, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery or validity of the Common Stock, none of the particular terms of the Common Stock will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Corporation with the terms thereof will result in a violation of any agreement or instrument then binding upon the Corporation or any order of any court or governmental body having jurisdiction over the Corporation.

        I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings.

        I express no opinion as to the laws of any jurisdiction other than the laws of the District of Columbia, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and all further amendments, including any post-effective amendments thereto) and to being named in the Prospectus included therein under the caption "Legal Matters" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ ROBERT S. LAVET Robert S. Lavet

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  Exhibit 5.1